UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)        January 3, 2005

GEOTEC THERMAL GENERATORS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Florida

(State or Other Jurisdiction of Incorporation)

000-26315	59-3357040
(Commission File Number)	(IRS Employer Identification No.)

5956 N.W. 63rd Way, Parkland, Florida	33067
(Address of Principal Executive Offices)	(Zip Code)

(954) 340-4694

(Registrant’s Telephone Number, Including Area Code)

1615 South Federal Highway, Suite 101, Boca Raton, Florida 33432

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[__]     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[__]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[__]     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[__]     Pre-commencement communications pursuant to Rule 133-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Geotec Thermal Generators, Inc. (“Geotec” or the “Company”) has entered into a series of agreements, commitments and understandings pursuant to which it has acquired 700,000 tons of coal located on certain land described as 14221 East Arrow Road, Cuba, Illinois, (“Arrow Road Facility”), and as more fully described hereafter. The acquisition of the coal was completed through a series of transactions and investments as described below:

•

Geotec has entered into an agreement with an existing shareholder, Dr. Art Gottmann, who has agreed to invest $2,200,000 in exchange for 16.5 million shares of common stock of Geotec which coupled with his existing ownership of 3.3 million shares of Geotec will result in his having 9% of the shares of Geotec common stock to be outstanding following the consummation of the related transactions. Dr. Gottmann will receive a 7% net royalty interest in certain economic rights that Geotec’s wholly-owned subsidiary, Kodiak Productions, LLC, receives from mineral properties in Wyoming and Montana. Geotec has received from Dr. Gottmann $1,000,000 and will receive the remaining $1,200,000 prior to the end of March 2005.

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Geotec has loaned to Deerfield Capital Consultants, Inc. (“Deerfield Capital”) the sum of $400,000 in exchange for which Geotec acquired a working capital loan that Deerfield Capital,(the “WC Loan”) had made to Consolidated Resources Group Inc., The WC Loan which had enabled Consolidated to secure a reclamation permit for the coal storage site located at the Arrow Road Facility. The WC Loan matures on February 10, 2006 with Consolidated having the right to extend the maturity of the WC Loan for an additional 12 months. The WC Loan bears interest at 12% per annum payable monthly. The loan is secured by one million tons of coal located at the Arrow Road Facility, which is separate from the coal acquisition described below.

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Deerfield Enterprises, Inc., which is affiliated with Deerfield Capital solely through O’Brian Norris, who was an affiliate of both companies, and is primarily owned and controlled by affiliates of Geotec, acquired one million tons of coal located at the Arrow Road Facility from Consolidated in consideration for performance by Deerfield Capital under a Financial Services Consulting Agreement dated February 2, 2005 with Consolidated pursuant to which Deerfield Capital was to obtain funding for Consolidated.

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Deerfield Enterprises has sold and transferred to Geotec 700,000 tons of such coal in exchange for 82 million common shares of Geotec, as well as 900,000 shares of a series of preferred stock of Geotec to be designated, which will convert into 90 million shares of common stock of Geotec. These shares were subsequently distributed to various principals of Deerfield Enterprises for distribution as determined by the principals of Deerfield Enterprises. In addition, Deerfield Enterprises acquired 2% of the 5% royalty interest received from Deerfield Capital for 21 million tons of coal located at the Cuba, Illinois property in exchange for 35 million shares of Geotec common stock.

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Deerfield Enterprises was organized by Mr. Bradley Ray on February 1, 2005 to engage in purchases of the coal property from Consolidated. Richard Lueck, the President, Chief Executive Officer and a principal shareholder of Geotec, who will provide ongoing services in an executive capacity to Deerfield Enterprises, received 25% of the common stock of Deerfield Enterprises. Justin Herman, an employee of Geotec with operating responsibilities for Geotec for mineral development and financial services, received 25% of the common stock of Deerfield Enterprises. O’Brian Norris, an affiliate of Deerfield Capital, who has agreed to employment with Geotec and will operate its financial services group upon completion of all of the transactions, received a 25% interest in the common stock of Deerfield Enterprises. Bradley Ray retained a 25% interest in Deerfield Enterprises following the issuance of the other shares of Deerfield Enterprises as described above.

•

Deerfield Enterprises thereafter distributed all shares of common stock and rights to preferred stock of Geotec that it received in exchange for the coal transfer to Geotec. On the distribution 51.6 million shares of common stock of Geotec were distributed to Mr. Lueck; 21.7 million shares of common stock of Geotec were distributed to Justin Herman; 33 million shares of common stock of Geotec were distributed to Mr. Norris; and 33 million shares of common stock of Geotec were distributed to Mr. Ray. Deerfield Enterprises will also receive a 20% ownership in Kodiak, Geotec’s wholly-owned subsidiary, which will engage in oil and gas exploration and acquisition of mineral property assets.

•

In connection with these transactions, Messrs. Lueck, Herman, Ray and Norris have entered into a Custodial and Shareholder’s Agreement and have agreed to a lock up of their shares for a period of five years. Mr. Lueck has also agreed to lock up all of the shares he has previously owned, which is approximately 10 million shares of common stock.

One million tons of coal is located on the land described as 14221 East Arrow Road, Cuba, Illinois 61427. The coal property was previously appraised in December 2003 by Moss, Johnson & Associates, Ltd. for a predecessor in interest to Consolidated.

ITEM 1.02	TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT

Geotec previously announced on January 28, 2004 that it acquired from L & J Operating, LLC oil and gas field leases in exchange for $425,000. On February 1, 2005, this agreement was terminated, and Geotec received back the consideration initially paid for the oil and gas field interests.

ITEM. 2.01	COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

See disclosure contained in Item 1.01 above. The formula or principle followed in determining the amount of consideration issued by Geotec was a net value of 100,000 tons of coal, with anticipated profit of $18 per ton to purchase 47 million shares of Geotec common stock, at a value of $0.038 per share. The preferred stock converted into 90 million shares of Geotec common stock, estimated at a net value of $10,800,000, or a value of $0.12 per share. The 2% royalty on $18 anticipated profit results in an estimated $7,560,000 profit, or $0.216 per share for 35 million shares.

ITEM 3.02	UNREGISTERED SALES OF EQUITY SECURITIES

As previously described, the Company issued 172,000,000 shares of its common stock and committed to issue 900,000 shares of its preferred stock to Deerfield Enterprises, which are convertible into 90,000,000 of the 172,000,000 shares mentioned above, which in turn were distributed to principals of Deerfield Enterprises. Pursuant to the distribution, 51.6 million shares of its common stock to Richard Lueck; 33 million shares of its common stock to Bradley Ray; 33 million shares of its common stock to O’Brian Norris; and 21.7 million shares of its common stock to Justin Herman. In addition, on February 14, 2005, the Company issued 8,000,000 shares of common stock to Bradley Ray pursuant to a Consulting Agreement dated January 3, 2005 pursuant to which Mr. Ray had agreed to provide various services including introduction to potential acquisition candidates, brokerage firms and other sources of capital. The agreement terminates on March 3, 2005 and also included the payment of $20,000 to Mr. Ray.

Each of the individuals was an accredited investor who had access to financial and related information of the Company and agreed to acquire the shares of common stock and preferred stock of the Company for investment, and accordingly, the issuance of these shares was exempt from registration under Section 4(2) of the Securities Act of 1933.

ITEM 5.01	CHANGES IN CONTROL OF REGISTRATION

See preceding disclosures.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS

(c)	Exhibits
99.1	Custodial and Shareholder’s Agreement
99.2	Assignment Agreement and Financial Services consulting Agreement dated February 2, 2005 between Deerfield Enterprises Inc. and Consolidated Resources Group, Inc.
99.3	Consulting Agreement with Bradley Ray dated January 3, 2005
99.4	Loan Agreement, Promissory Note and Security Agreement dated February 10, 2005 between Consolidated Resources Group, Inc. and Deerfield Capital Consultants, Inc.
99.5	Letter of Termination with L & J Operating dated February 1, 2005
99.6	Moss, Johnson & Associates, Ltd. Appraisal

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GEOTEC THERMAL GENERATORS, INC.

By: /s/ W. Richard Lueck

W. Richard Lueck

Chief Executive Officer

DATED: February 28, 2005

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